Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLSTON, MA

New England Realty Associates (NYSE AMEX: NEN) Announces Resignation of Conrad DiGregorio from the Board of Directors of the General Partner.

On October 19, 2011, Conrad DiGregorio resigned as a member of the Board of Directors of NewReal, Inc., the general partner (the “General Partner”) of New England Realty Associates Limited Partnership.  Ronald Brown, President and a director of the General Partner, said, “We thank Conrad for his many years of service with the company.”